Exhibit 8.1

                [Letterhead of Sidley Austin Brown & Wood LLP]






                              November 15, 2002



Bear Stearns Asset Backed Funding Inc.
383 Madison Avenue
New York, New York  10179

Re:      Bear Stearns Asset Backed Funding Inc.
         Registration Statement on Form S-3 (File No. 333-99207)

Ladies and Gentlemen:

     We have acted as special federal tax counsel to the trusts referred to below in connection with the filing by Bear Stearns Asset Backed Funding Inc., a Delaware corporation (the "Registrant"), of a Registration Statement on Form S-3 (file no. 333-99207) (such registration statement, together with the exhibits and any amendments thereto as of the date hereof, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") in an aggregate principal amount of up to $3,101,000,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series.

     We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Notes and the Certificates. This advice is summarized under the headings "Summary -- Tax Status" and "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement and under the headings "Summary of the Terms of the Securities -- Tax Status," "Summary of the Terms of the Certificates -- Tax Status" and "Material Federal Income Tax Consequences" in the prospectus supplements contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to each issuing trust) under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the


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Registration Statement and "Material Federal Income Tax Consequences" in
the prospectus supplements contained in the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,


                                       /s/ Sidley Austin Brown & Wood LLP




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